Exhibit 5.(i)

Symetra Life Insurance Company
[777 108th Avenue NE, Suite 1200 | Bellevue, WA 98004-5135 | Phone 1-800-796-3872] [Mailing Address: PO Box 3882 | Seattle, WA 98124-3882 | TTY/TDD 1-800-833-6388]

SYMETRA [RETIREMENT PASSPORT] GROUP VARIABLE ANNUITY

Contractholder	Application is made to Symetra Life Insurance Company, Bellevue, Washington, for a Symetra [Retirement Passport] Group Variable Annuity Contract providing variable annuities for the employees of:
Legal Name

Address

	City		State	Zip

Plan Information	☐ New Symetra plan	☐ Existing Symetra group plan number
Plan Type

	[☐ Non-ERISA 403(b)	☐ ERISA 403(b)	☐ 457 Governmental	☐ 457 Non-Governmental	☐ 457(f)]
Type of Organization

	☐ Public Educational Institution	☐ State or Local Government		☐ Other

☐ Non-Profit Organization

☐ 501(c)(3) – Attached IRS determination letter

☐ Church or Church Affiliate

☐ Other
Tax Identification Number (TIN)

By this agreement, Symetra will provide the following services for participants at their request and authorization:

	• Change of beneficiary		• Transfer from one investment option to another
	• Change of address		• Change of servicing agent
	• Change of investment selection		• Required Minimum Distributions

Suitability of a Variable Annuity	Do you understand benefits and contract values that are based on the investment experience of a separate account cannot be predicted or guaranteed as to dollar amounts? Do you understand variable annuity contracts should be purchased for long-term retirement purposes? ☐ Yes ☐ No

Is this Contract in accord with the objectives and anticipated financial needs of the Plan for which it is being purchased? ☐ Yes ☐ No
Contractholder Statements and Certification (Please read and sign)	1. Have you received a current prospectus? ☐ Yes ☐ No
2. Would you like to receive a copy of the Statement of Additional Information (SAI)? ☐ Yes ☐ No
3. Do you have any existing group life insurance policies or group annuity contracts with this or any other company? ☐ Yes ☐ No
4. Will the annuity applied for here replace any group annuity or group life insurance from this or any other company? ☐ Yes ☐ No If yes, please provide the company name and policy number.
	Company Name			Group Policy Number

5. I declare that the statements and answers on this application are full, complete, and true, to the best of my knowledge and belief, and shall form a part of the annuity contract issued hereon.

Signature of Contractholder	Date

Signed in the City and State of

Symetra® and the Symetra Financial logo are registered service marks of Symetra Life Insurance Company.

RSA-0014 7/09	Page 1 of 3

SYMETRA [RETIREMENT PASSPORT] GROUP VARIABLE ANNUITY (continued)

Agency / Registered Representative Statements	1.	Does the Contractholder have any existing group life insurance policies or group annuity contracts with this or any other company? ☐ Yes ☐ No
	2.

Will the annuity applied for here replace any group annuity or group life insurance from this or any other company?

☐ Yes    ☐ No    If yes, I have attached the required state replacement forms, if applicable.

	3.	Registered Representative’s explanation of how this Contract will serve the Contractholder’s needs:

4.	Mail Contract directly to ☐ Contractholder ☐ Registered Representative for delivery to Contractholder.

5.	I hereby certify that the answers to the questions above are true to the best of my knowledge and belief.

Signature of Registered Representative	Date	Registered Representative Stat #
Print Registered Representative Name and Agency Name		Location/State ID #
Address

City	State	Zip	Telephone

Signature of Registered Representative		Date	Registered Representative Stat #
Print Registered Representative Name and Agency Name			Location/State ID #
Address

City	State	Zip	Telephone

RSA-0014 7/09	Page 2 of 3

SYMETRA [RETIREMENT PASSPORT] GROUP VARIABLE ANNUITY (continued)

Fraud Warning / Disclosures	For Residents of Other States not listed below: Any person who, with intent to defraud or knowing he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud.

Arkansas, West Virginia: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

District of Columbia: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits, if false information materially related to a claim was provided by the applicant.

Kentucky: Any person who knowingly and with intent to defraud any insurance company or other person files an application of insurance containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

Maine: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

Maryland: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Multi-State [California, Florida, Georgia, Louisiana, Nevada, Texas and Washington D.C.]:

Florida residents only: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

Residents of other states: Any person who knowingly and with intent to defraud any insurance company or other person files an application of insurance containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime, and may subject the person to civil and criminal penalties.

New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

New Mexico: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

Ohio: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

Oklahoma: WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Tennessee, Virginia, Washington: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

RSA-0014 7/09	Page 3 of 3